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                                                                EXHIBIT 11.1

                  GENOME THERAPEUTICS CORP. AND SUBSIDIARIES

                   CALCULATION OF SHARES USED IN DETERMINING
                      PRIMARY NET INCOME (LOSS) PER SHARE


                                                                YEAR ENDED AUGUST 31,
                                                        ------------------------------------------
                                                           1993            1994           1995
                                                        ----------      ----------      ----------

Weighted average common stock outstanding during the
  year ..............................................   10,668,628      11,097,224      12,287,918

Weighted average common stock equivalents outstanding
  during the year ...................................           --              --         673,816
                                                        ----------      ----------      ----------

                                                        10,668,628      11,097,224      12,961,734
                                                        ==========      ==========      ==========


                   CALCULATION OF SHARES USED IN DETERMINING
                   FULLY DILUTED NET INCOME (LOSS) PER SHARE


                                                                YEAR ENDED AUGUST 31,
                                                        ------------------------------------------
                                                           1993            1994           1995
                                                        ----------      ----------      ----------

Weighted average common stock outstanding during the
  year ..............................................   10,668,628      11,097,224      12,287,918

Weighted average common stock equivalents outstanding
  during the year ...................................           --              --         748,823
                                                        ----------      ----------      ----------

                                                        10,668,628      11,097,224      13,036,741
                                                        ==========      ==========      ==========